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                                                                    EXHIBIT 11.1


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the use of our reports dated January 27, 1995 and October 2, 1995 for the Oberweis Emerging Growth Portfolio and the Oberweis Micro-Cap Portfolio, respectively, in the Registration Statement (Form N-1A) and related Prospectus of the Oberweis Emerging Growth Fund (to be renamed The Oberweis Funds), filed with the Securities and Exchange Commission in this Post-Effective Amendment
No. 11 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-9093) and in this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4854).


                             /s/ ERNST & YOUNG LLP
                             ERNST & YOUNG LLP

Chicago, Illinois
December 11, 1995